EXHIBIT 99.4

Occidental Petroleum Corporation
Fourth Quarter 2012 Earnings Conference Call
January 31, 2013

Fourth Quarter 2012 Earnings - Highlights
• Core Income - $1.5 billion in 4Q12 vs. $1.6 billion in
 4Q11 or $1.4 billion in 3Q12.
 – EPS $1.83 (diluted) vs. $2.02 (diluted) in 4Q11 or $1.70 in 3Q12.
 – The improvement from 3Q12 reflected the effect of higher liquids production, higher realized NGL and domestic gas prices and reduced operating expenses in the oil and gas business,
 partially offset by lower earnings in the midstream segment.
• Pre-tax charges of $1.8 billion, representing $1.1 billion after-tax or $1.41 per diluted share.
 – Almost all of the charges were for impairments in the Oil and
 Gas Midcontinent business units, over 90% of which was related to natural gas properties, which were acquired more than four years ago on average.
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Fourth Quarter 2012 Earnings - Highlights
• Pre-tax charges of $1.8 billion (cont’d):
 – While the performance of the properties was generally as expected, natural gas prices have declined by ~50% since the acquisitions.
 – Natural gas and NGL prices used for reserve calculations in 2012 were significantly lower than prices used in 2011, resulting in declines in economically feasible reserves in these properties.
 – In addition, despite the recent modest increase in gas prices, drilling in many gassy areas remains uneconomical.
 – As a result, we continue to operate at minimal levels in these areas.
 – The charges related to the natural gas properties reflect the impairment of such properties to approximate fair value.
• Net income after the 4Q12 charge was $336 million, or
 $0.42 per diluted share.
3

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Fourth Quarter 2012 Earnings - Oil & Gas Segment
Variance Analysis - 4Q12 vs. 3Q12
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Variance Analysis - 4Q12 vs. 3Q12
• Core Results for 4Q12 of $2.3 B vs. $2.0 B in 3Q12 or $2.5 B in 4Q11
 – We delivered a quarter-over-quarter improvement, despite the decline in WTI prices, as a result of higher liquids production, higher realized NGL and domestic gas prices and, importantly, lower operating expenses.
($ in millions)

5
• 4Q12 production costs were $14.95 per barrel, which
 was $1.04 per barrel lower than 3Q12.
 – These reductions occurred during the course of the quarter and our year-end exit rate on a per barrel basis was lower than the
 4Q11 average and well below the 4Q12 level, giving us
 confidence as we begin 2013.
• Oil and gas production costs were $14.99 per barrel for
 the twelve months of 2012, compared with $12.84 per
 barrel for the full year of 2011.
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Production Costs
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Production Costs

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       4Q12 4Q11 3Q12
• Oil and Gas Production (mboe/d)   779  748  766
• 4Q12 production of 779 mboe/d increased 4% from 4Q11, and a new company record;
• ~6 mboe/d, or almost half of the total sequential increase in quarterly production came from domestic operations, mainly in California and
 Permian, almost all of which was attributable to higher oil production.
• Domestic production was 475 mboe/d, an increase of 6 mboe/d from 3Q12 and the ninth consecutive quarterly domestic volume record for the company.
 – Production was 6% higher than 4Q11.
 – All of the net sequential quarterly increase came from oil production in California and Permian.
 – Domestic gas production was down slightly from 3Q12, which was offset by higher liquids production resulting from higher yields from our new Elk Hills gas plant.
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Production Volumes
Details regarding country-specific production levels available in the IR Supplemental Schedules

7
• Latin America volumes were 32 mboe/d, which was flat
 compared to 3Q12 and the same period in 2011.
• In the Middle East, volumes were 272 mboe/d, an increase
 of 7 mboe/d from 3Q12.
 – Higher spending levels in Iraq and Oman resulted in 8 mboe/d higher production.
 – Dolphin production was lower due to the full cost recovery of pre-
 startup capital.
• Other factors affecting production sharing and similar
 contracts, including oil prices, did not significantly impact this quarter’s production volumes compared to 4Q11 or 3Q12.
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Production Volumes
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Production Volumes
Details regarding country specific production levels available in the IR Supplemental Schedules

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Fourth Quarter 2012 Earnings - Oil & Gas Segment
      4Q12  4Q11
 Reported Segment Income ($mm) $522  $2,537
 WTI Oil Price ($/bbl)   $88.18  $94.06
 Brent Oil Price ($/bbl)   $110.08 $109.07
 NYMEX Gas Price ($/mcf)   $3.37  $3.68
Oxy’s Realized Prices
 Worldwide Oil ($/bbl)   $96.19  $99.62
  -3% year-over-year
 Worldwide NGLs ($/bbl)   $45.08  $55.25
  -18% year-over-year
 US Natural Gas ($/mcf)    $3.09  $3.59
  -14% year-over-year

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• Realized oil prices for 4Q12 represented 109% of the average
 WTI price and 87% of the average Brent price.
• Realized NGL prices were 51% of the average WTI price and
 realized domestic gas prices were 92% of the average NYMEX
 price.
• At current global prices, a $1 p/bbl change in oil prices affects our quarterly earnings before income taxes by $37 mm and
 $7 mm for a $1 p/bbl change in NGL prices.
• A change in domestic gas prices of 50 cents per mmBTUs
 affects quarterly pre-tax earnings by about $30 mm.
• These price change sensitivities include the impact of
 production-sharing and similar contract volume changes.
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Realized Prices

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• Taxes other than on income, which are generally related to product prices, were $2.39 per boe for the full year of 2012, compared with $2.21 per boe for the full year of 2011.
• 4Q12 exploration expense was $82 mm.
 – We expect 1Q13 exploration expense to be about $90 mm for seismic and drilling in our exploration programs.
• Our 4Q12 DD&A rate was $14.47 per boe and we expect the
 full year 2013 rate to be ~$17 per barrel.
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Taxes, Exploration Expense and DD&A
Fourth Quarter 2012 Earnings - Oil & Gas Segment
Taxes, Exploration Expense and DD&A

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Fourth Quarter 2012 Earnings - Chemical Segment
Variance Analysis - 4Q12 vs. 3Q12
Fourth Quarter 2012 Earnings - Chemical Segment
Variance Analysis - 4Q12 vs. 3Q12
• Core Results in 4Q12 of $180 mm vs. $162 mm in 3Q12 and $144 mm in 4Q11
 – The sequential quarterly improvement reflected higher caustic soda and PVC prices, partially offset by higher energy and feedstock costs. The year-over-year increase reflected higher export volumes for caustic soda and VCM and lower feedstock costs.
($ in millions)
* Higher energy and feedstock costs

12
• Chemical segment 1Q13 earnings are expected to be
 ~$150 mm.
 – Typical weak seasonal demand, particularly in the construction and agricultural market segments combined with the recent
 increases in ethylene and natural gas costs may, however,
 tighten margins in the first quarter.

Fourth Quarter 2012 Earnings - Chemical Segment
Fourth Quarter 2012 Earnings - Chemical Segment

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Fourth Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 4Q12 vs. 3Q12
Fourth Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 4Q12 vs. 3Q12
• Core Results for 4Q12 were $75 mm vs. $156 mm in 3Q12 and $70 mm in 4Q11
 – The 2012 sequential quarterly decrease in earnings was caused by lower marketing and trading, foreign pipeline and power generation earnings.
($ in millions)

14
• The worldwide effective tax rate on core income was 37% for the 4Q12.
• The rate was lower than the prior quarter and our guidance, largely due to a higher proportion of domestic income in
 4Q12 than foreign income.
• Our 4Q12 U.S. and foreign tax rates are included in the
 Investor Relations Supplemental Schedules.
• We expect our combined worldwide tax rate in 1Q13 to
 increase to about 40%.
Fourth Quarter 2012 Earnings - Income Taxes
Fourth Quarter 2012 Earnings - Income Taxes

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Fourth Quarter 2012 Earnings - 2012 Cash Flow
Fourth Quarter 2012 Earnings - 2012 Cash Flow
• In 2012, we generated $12.1 billion of cash flow from continuing operations before changes in working capital. Working capital changes reduced our full year cash flow from operations by ~$800 mm to $11.3 billion.
($ in millions)
Cash Flow
From
Operations
before
Working
Capital
changes
$12,100
Beginning
Cash
$3,800
12/31/11
Cash Flow
From
Operations
$11,300
$15,100
Beginning
Cash
$3,800
12/31/11

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• Capital expenditures for 2012 were $10.2 billion, of which $2.5 billion was spent in 4Q12.
 – 4Q12 capital spend was ~$100 million lower than 3Q12 driven by an ~12% reduction in oil and gas spending, partially offset by increases in the chemical and midstream segments.
 – The higher capital at chemicals was related to the construction of a new membrane chlor-alkali plant in Tennessee, expected to be completed by 4Q13.
 – Midstream capital was higher mainly due to the Al Hosn gas project.
• Total year capital expenditures by segment were 80% in oil and gas, 15% in midstream and the remainder in chemicals.
• Acquisitions for 2012 were $2.5 billion, of which $1.3 billion was spent in 4Q12 on domestic oil and gas properties.
• Financial activities, which included five quarterly dividends paid, stock buybacks and a $1.74 billion borrowing earlier this year, resulted in a net use of cash of $850 million.
• These and other net cash flows resulted in a $1.6 billion cash balance at 12/31/12.
Fourth Quarter 2012 Earnings - 2012 Cash Flow
Fourth Quarter 2012 Earnings - 2012 Cash Flow

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Fourth Quarter 2012 Earnings -
Shares Outstanding, Debt/Capital, ROE & ROCE
• During the year, we bought ~7.5 million of our own shares at a cost of about $580 million. Approximately 5 million of the shares were purchased in 4Q12 at an average price of $76.15.
 Shares Outstanding (mm)  FY2012  12/31/12
 Weighted Average Basic  809.3
 Weighted Average Diluted  810.0
 Shares Outstanding     805.5
       FY2012   12/31/12
 Debt/Capital      16%
 Return on Equity*   14.6%
 Return on Capital Employed*  12.6%
Note: See attached GAAP reconciliation
*Using core results

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Fourth Quarter 2012 Earnings -
Key Performance Metrics - Production
Fourth Quarter 2012 Earnings -
Key Performance Metrics - Production
• Occidental’s domestic oil and gas segment produced record
 volumes for the ninth consecutive quarter and continued to execute on our oil production growth strategy.
• 4Q12 domestic production of 475 mboe/d, consisting of 342 mboe/d of liquids and 800 mmcf/d of gas, an increase of 6 mboe/d vs. 3Q12.
• The increase was almost entirely in oil, which grew from 260 mb/d to 265 mb/d.
 − Gas production declined 12 mmcf/d on a sequential quarterly basis mainly in the
 Midcontinent, which reflects the reduction in gas-directed drilling we have mentioned over the past couple of quarters.
 − Higher natural gas liquids volumes, resulting from better yields from our new Elk
 Hills gas plant, offset the decline in the gas production.
• Total year domestic production grew from 428 mboe/d in 2011 to
 465 mboe/d in 2012, or about 9%.
• Total year domestic oil production grew by 11% from 230 mb/d in
 2011 to 255 mb/d in 2012.

Fourth Quarter 2012 Earnings -
Key Performance Metrics - Production
Fourth Quarter 2012 Earnings -
Key Performance Metrics - Production
+33 mboe/d
production
growth
Total Company
Total Domestic
Total Domestic Oil
+36 mboe/d
production
growth
+25 mb/d
production
growth
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Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program
Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program
• We have embarked on an aggressive plan to improve our
 operational efficiencies over all cost categories, including capital - with a view toward achieving an appreciable reduction in our operating expenses and drilling costs to at least 2011 levels in order to create higher margins from our production.
• With regard to driving efficiencies in our cash operating costs, we are running well ahead of plan.
 – All of our business units stepped up to the challenge of reducing our costs and involved their personnel at all levels, from business unit management all the way to field level personnel, to generate ideas to improve cost efficiency, and our employees responded.
 – The business units generated many good ideas, large numbers of which were generated by field level personnel. Many of these ideas have already been implemented, and the results are apparent through reductions already realized in operating expenses.

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• In 4Q12, total company production costs were $1.04 p/bbl
 lower than 3Q12.
 − Improvements were realized across most business units, most notably in the Permian and Elk Hills.
 − The reductions resulted from efficiencies achieved across most cost categories including savings in surface operations, reductions in the use of outside contractors, curtailment of uneconomic down-hole maintenance and workover activity as well as related overhead.
• In 2013, we expect to realize further improvements in all of these categories.
 − We expect our production costs to be under $14 p/boe in 2013, which is significantly lower than the 2012 average costs.
 − Many of the steps already taken during 4Q12, which are only partially reflected in the quarter's average costs, along with additional measures being implemented early in the year, should result in meaningful additional cost reductions in 2013 and beyond.
Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program
Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program

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• We are seeing strong early results from our efforts
 toward improving drilling efficiency and cutting our well
 costs through the simplification of our well design,
 focusing our activities on fewer geologic play types and
 favoring higher return conventional activity.
• Our goal for 2013 is to reduce our U.S. drilling costs by
 15% compared to 2012 and we are approximately halfway
 toward that target with further improvements expected
 during the next couple of quarters.
Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program
Fourth Quarter 2012 Earnings - Capital Efficiency &
Operating Cost Reduction Program

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Fourth Quarter 2012 Earnings - Dividends
Fourth Quarter 2012 Earnings - Dividends
• We have increased our dividends at a compounded annual
 rate of 15.8% over the last 10 years through 11 dividend
 increases.
• We expect to announce a further dividend increase after
 the meeting of the Board of Directors in the second week
 of February.
• As a result of our consistent long-term record of growing
 our dividend, we are proud to have been selected for
 inclusion in Mergent’s Dividend Achievers indices for
 2013.
 − This is a highly regarded series of indices that track companies with strong long-term dividend growth.

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Fourth Quarter 2012 Earnings - Oil & Gas Reserves
Fourth Quarter 2012 Earnings - Oil & Gas Reserves
• Based on our preliminary estimates of our year-end 2012
 reserve levels:
• We produced ~280 mmboe in 2012.
• Our total company reserve replacement ratio from all
 categories, including revisions, was about 143%, or
 ~400 mm boe.
 − Depressed domestic gas prices and changes in our plans for drilling on gas properties resulted in negative revisions in domestic gas reserves.
 − Natural gas reserve revisions represented ~60% of the total revisions.
 If gas prices recover in the future, a portion of these reserves will be reinstated. Additionally, we experienced some negative revisions due to reservoir performance.

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Fourth Quarter 2012 Earnings - Oil & Gas Reserves
Fourth Quarter 2012 Earnings - Oil & Gas Reserves
• Our 2012 development program, excluding acquisitions
 and revisions, replaced ~175% of our production with
 ~490 mmboe of reserve additions.
• Our 2012 program, including acquisitions but excluding
 revisions of prior year estimates, replaced 209% of our
 production.
 − We believe these latter two approaches are an appropriate way of evaluating the progress of our overall program.
• At year end, we estimate that 72% of our total proved
 reserves were liquids. Of the total reserves, ~73% were
 proved developed reserves.

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Fourth Quarter 2012 Earnings -
2013 Production Outlook
Fourth Quarter 2012 Earnings -
2013 Production Outlook
• Domestically, we expect oil production for all of 2013 to
 grow by about 8% to 10% from the 2012 average.
 − With lower drilling on gas properties, we expect gas and NGL production to decline somewhat.
 − Planned plant turnarounds in the Permian CO2 business will cause additional volatility to production in the first half of the year.
• Internationally, at current prices we expect production to be lower in 1Q13 due to a planned turnaround in Qatar.
 − Production should be relatively flat the rest of the year compared to 4Q12.

• Capital for future growth projects:
 − The Al Hosn gas project.
 − Construction has begun on the
 BridgeTex pipeline, which we
 expect will start operations in 2014.
 • Pipeline is designed to deliver
 crude oil from West TX to
 Houston area refineries, which
 will open up additional markets
 for our oil from the Permian
 region and improve our
 margins.
 − Gas and CO2 processing plants
 and pipelines to expand the
 capacity of these facilities to
 handle future production growth
 − A new chlor-alkali plant in the
 chemical business.
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Fourth Quarter 2012 Earnings -
Fourth Quarter 2012 Earnings -
2013 Capital Outlook
2013 Capital Outlook
• We are currently in an investing phase
 in many of our businesses where a
 higher than normal portion of our
 capital is spent on longer-term projects.
• In 2013, we expect to spend ~25% of our
 total capital expenditures on projects
 that will make a significant contribution
 to our earnings and cash flow over the
 next several years.

Fourth Quarter Earnings - Capital Spending
2012 Actual & 2013 Estimate
• Capital spending is expected to decline by ~6% in 2013 to
 $9.6 billion from the $10.2 billion we spent in 2012.
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• Our overall capital spending is expected to decline by ~6%
 in 2013 to $9.6 billion from the $10.2 billion we spent in 2012.
• The reduction in capital will come entirely from the oil and gas business where the 4Q12 spend rate was already close
 to the level planned for all of 2013.
 – Almost all of the reductions will be made in domestic operations.
 – Midstream capital spending will increase mainly for the BridgeTex pipeline.
• The 2013 program breakdown is expected to be about 75% in
 Oil and Gas, 11% in the Al Hosn gas project, 9% in the
 domestic Midstream and the remainder in Chemical.
Fourth Quarter 2012 Earnings -
Fourth Quarter 2012 Earnings -
2013 Capital Outlook
2013 Capital Outlook
29

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Fourth Quarter 2012 Earnings -
2013 Capital Outlook - Domestic Oil & Gas
55
• In domestic oil and gas,
 development capital will be
 about 46% of our total capital
 program.
 – We expect our average operated rig
 count in the United States to be about
 55 rigs during 2013 compared to 64
 rigs in 2012.
 – We have eliminated our less
 productive rigs to improve our returns.
• Our total domestic oil and gas
 capital is expected to decrease
 ~$900 million compared to 2012.
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• Permian capital should remain flat.
• We expect to reduce California capital about $500 million
 from 2012, which represents ongoing well cost reductions
 and efficiencies, a modest shift toward more conventional
 drilling opportunities and the constraints of the current
 environment.
• To improve the efficiency of our capital spending in
 California, we have planned our 2013 program level based
 on what we know we can execute with our existing and
 conservatively anticipated permits.
• We may revise our program during the course of the year
 if we can gain more certainty about the environment.
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Fourth Quarter 2012 Earnings -
2013 Capital Outlook - Domestic Oil & Gas

• In the Midcontinent, we expect to reduce spending about
 $400 million from 2012.
• We have reduced our activity in higher cost unconventional oil plays, specifically in the Williston and in lower return gas properties, mainly in the Midcontinent and Rockies.
• The modest decline in rig levels, combined with well cost
 reductions, will lead to a decline in overall U.S. oil and gas capital spending compared with 2012.
• However, as a result of planned efficiencies we expect to
 drill a similar number of wells as we did in 2012.
• Compared to the 2012 split, we will spend a higher percentage of our 2013 capital on oil projects, and as a result we expect our U.S. oil production to continue to grow this year.
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Fourth Quarter 2012 Earnings -
2013 Capital Outlook - Domestic Oil & Gas

• Our total Al Hosn gas project capital will decline modestly from the 2012 levels, and will make up about 11% of our
 total capital program for the year.
• While Iraq’s spending levels continue to be difficult to predict reliably, capital in the rest of the Middle East region is
 expected to be comparable to the 2012 levels.
• Exploration capital should decrease about 15% from the 2012 spending levels and represent about 5% of the total capital program.
– The focus of the program domestically will be in the Permian basin and California, with additional international drilling in Oman.
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Fourth Quarter 2012 Earnings -
2013 Capital Outlook - International & Exploration

• The U.S. Midstream capital will increase by about $400 million due to the BridgeTex pipeline project.
• Chemical segment capital will be about $425 million, which includes the construction of a new 182,500 ton per year
 membrane chlor-alkali plant in New Johnsonville, Tennessee
 that we expect will start operating in 4Q13.
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Fourth Quarter 2012 Earnings -
2013 Capital Outlook - Chemical & Midstream

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Fourth Quarter 2012 Earnings - Summary
Fourth Quarter 2012 Earnings - Summary
• Assuming similar realized oil and gas prices to 2012 and our expectation of comparable chemical and midstream segment
 earnings, we expect that our 2013 program will:
 − Generate cash flow from operations of about $12.7 billion; and
 − Invest about $9.6 billion in capital spending.
• In 2012, we returned $2.3 billion in total cash to shareholders, in the form of dividends and share repurchases, excluding the
 4Q12 accelerated payout.
• Our dividends (excluding the 4Q12 accelerated payout) were
 $1.7 billion.
 – We expect this amount to increase in 2013, on an annualized basis, by an amount comparable to our recent dividend growth rate.
• We expect that a $5 p/bbl change in our realized oil prices will change cash flow from operations by about $450 million.

Fourth Quarter 2012 Earnings Conference Call
Q&A